AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT is made on this 18th day of July, 2006 by and between the MEDecision, Inc., a Pennsylvania corporation (the “Company”) and John H. Capobianco (“Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement dated as of September 4, 2002 (the “Employment Agreement”); and

WHEREAS, Section 16.7 of the Employment Agreement provides that the parties may amend the Employment Agreement at any time in writing; and

WHEREAS, in connection with the Company’s proposed initial public offering of equity securities, the Company and Executive wish to amend the Employment Agreement to conform to the requirements of Section 409A of the Internal Revenue Code and Section 402 of the Sarbanes-Oxley Act of 2002.

NOW THEREFORE, in consideration of these premises and intending to be legally bound hereby, the Employment Agreement is hereby amended as follows, effective on the date hereof:

1.        Section 11.2 is corrected by the replacement of the reference to “this Section 11.3” with a reference to “this Section 11.2.”

2.	Section 11.3 is deleted in its entirety.
3.	The following new Section 18 is added to the end of the Agreement:

Section 18. Compliance with Section 409A. If payments owed to Executive by the Company or any of its affiliates following his separation from service are subject to the requirements of Prop. Treas. Reg. § 1.409A-3(g)(2) (or any successor provision) at the time of that separation, then notwithstanding any other provision of this Agreement (or any otherwise applicable plan, policy, agreement or arrangement), those payments that are otherwise due within six months following Executive’s separation from service will be deferred (without interest) and paid to Executive in a lump sum immediately following the end of that six month period.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative, and Executive has executed this Agreement, in each case on the date first above written.

MEDecision, Inc.
By: /s/ Carl E. Smith
Name & Title: Carl E. Smith, CFO

John H. Capobianco

/s/ John H. Capobianco